UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2013

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number,
including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2013, James J. Jacobs submitted his resignation as Chief Financial Officer of Houston American Energy Corp. (the “Company”), effective July 19, 2013.  Mr. Jacobs has accepted a position as Vice President – Corporate and Business Development of a larger oil and gas company.

On July 8, 2013, the Company provided a nonrenewal notice to Kenneth Jeffers, Senior Vice President of Exploration.  As a result, Mr. Jeffers’ employment agreement with the Company will expire on August 13, 2013 and, unless the Company and Mr. Jeffers enter into other arrangements to retain his services in such capacity, Mr. Jeffers’ position as Senior Vice President of Exploration will terminate on August 13, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated July 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.
Dated: July 12, 2013
	By:	/s/ John F. Terwilliger
John F. Terwilliger
Chief Executive Officer